BARBARA K. CEGAVSKE

*090503*

Secretary of State

202 North Carson Street

Carson City, Nevada 89701-4201

(775) 684-5708

Website:  www.nvsos.gov

Filed in the office of   Document Number

WN..K.

20190030247-18

Barbara K. Cegavske   Filing Date and Time

Certificate to Accompany

Secretary of State

01/23/2019 3:05 PM

State of Nevada

Entity Number

Restated Articles or

E0427292005-7

Amended and Restated Articles

(PURSUANT TO NRS)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles or Amended and Restated Articles of Incorporation

(Pursuant to NRS 78.403, 82.371, 86.221, 87A, 88.355 or 88A.250)

(This form is also to be used to accompany Restated Articles or Amended and Restated Articles for Limited-Liability

Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1.  Name of Nevada entity as last recorded in this office:

PARALLAX HEALTH SCIENCES, INC,

2. The articles are:  (mark only one box)

Restated

✘  Amended and Restated

Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3.  Indicate what changes have been made by checking the appropriate box:

*

No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

The entity name has been amended.

The registered agent has been changed.  (attach Certificate of Acceptance from new registered agent)

The purpose of the entity has been amended.

✘   The authorized shares have been amended.

The directors, managers or general partners have been amended.

IRS tax language has been added.

Articles have been added.

Articles have been deleted.

Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

4. Effective date and time of filing: (optional)

Date:

01/28/2019

Time:

5:00 pm

(must not be later than 90 days after the certificate is filed)

* This form is to accompany Restated Articles or Amended and Restated Articles which contain newly altered or amended articles.

The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles for certificates.

IMPORTANT:   Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Restated Articles

Revised:  1-5-15

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

PARALLAX HEALTH SCIENCES, INC.

(A Nevada Corporation)

Parallax  Health  Sciences,  Inc.  (the  “Corporation”),  a  corporation  incorporated  under  the  laws  of the state of Nevada on July 6, 2005 under the name VB Biotech Laboratories, Inc., hereby amends and  restates  its Articles of Incorporation,  to  embody in  one  document  its original articles and  the subsequent  amendments  thereto,  pursuant  to  Sections  78.390  and  78.403  of the  Nevada  Revised

Statutes (“NRS”).

Amended  and  Restated  Articles  of  Incorporation  were  approved  and  adopted  by  the  Board  of

Directors  (the  “Board  of  Directors”)  of  the  Corporation  on  December   24,   2018.  Upon  the

recommendation of the Board of Directors, the stockholders of the Corporation holding a majority of the voting power approved and adopted these  Amended and Restated Articles of Incorporation by  an  action  by  written  consent  of  at  least  78,729,767  shares  of  common  stock,  representing

51.69% of the Corporation’s outstanding common stock on December 24, 2018. As a result, these

Amended and Restated Articles of Incorporation were authorized and adopted in accordance with the Nevada Revised Statutes.

These   Amended   and   Restated   Articles   of  Incorporation  correctly   set   forth  the   text   of  the

 Corporation’s  Articles  of  Incorporation  as  amended  up  to  and  by  these  Amended  and  Restated

Articles of Incorporation.

ARTICLE 1.  NAME OF CORPORATION

1.1.      The name of the Corporation is Parallax Health Sciences, Inc.

ARTICLE 2.  DURATION

2.1.      The Corporation shall continue in existence perpetually unless sooner dissolved according to law.

ARTICLE 3.  PRINCIPAL OFFICE

3.1.      The  name  and  address  of  its  Registered  Agent  is  Parasec,  318  North  Carson  Street,  Suite

208, Carson City, Nevada 89701.

ARTICLE 4.  PURPOSE

4.1.      The purpose for which the Corporation is to engage in any lawful activity within or without the State of Nevada.

4.2.      The Corporation may also  maintain offices at such other places within or without the State

of  Nevada  as  it  may  from  time  to  time  determine.   Corporate  business  of  every  kind  and

nature  may be conducted, and  meetings of directors and  shareholders may be held outside the State of Nevada with the same effect  as if in the State of Nevada.

ARTICLE 5.  BOARD OF DIRECTORS

5.1.

Number.    The  Board  of  Directors  of  the  Corporation  shall  consist  of  such  number  of persons, not less than one and  not to  exceed 10, as shall be determined  in accordance with the bylaws from time to time.

ARTICLE 6.  CAPITAL STOCK

6.1.      Authorized  Capital  Stock.   The  aggregate  number  of  shares  which  this  Corporation  shall have  authority to  issue  is  five  hundred  ten  million  (510,000,000)  shares,  consisting  of (a)

five  hundred  million  (500,000,000)  shares  of Common  Stock,  par  value  $0.001  per  share

(the “Common Stock”) and (b) ten million (10,000,000) shares of preferred stock, par value

$0.001  per  share  (the  “{Preferred  Stock”),  issuable  in  one  or  more  series  as  hereinafter provided.  A description of the classes of shares and a statement of the number of shares in each  class  and  the  relative  rights,  voting  power,  and  preferences  granted  to  them,  and restrictions imposed upon them, shares of each class are as set  forth in this Article 6.

6.2.      Common stock.  Each share of Common Stock shall have, for all purposes one (1) vote per share.  Subject to the preferences applicable to Preferred Stock outstanding at any time, the holders  of shares  of Common  Stock  shall  be  entitled  to  receive  such  dividends  and  other distributions  in  cash,  property  or  shares  of  stock  of  the  Corporation  as  may  be  declared thereon  by  the  Board  of  Directors  from  time  to  time  out  of  assets  or  funds  of  the

Corporation  legally  available  therefrom.    The  holders  of  Common  Stock  issued  and

outstanding  have  and  possess  the  right  to  receive  notice  of shareholders’  meetings  and  to vote  upon  the  election  of  directors  or  upon  any  other  matter  as  to  which  approval  of  the outstanding  shares of Common Stock or approval of the common shareholders is required or requested.

6.3.      Preferred Stock.  The shares of Preferred Stock may be issued from time to time in or more series.  The Board of Directors is authorized, by resolution adopted and filled in accordance

with  law,  to  provide  for  the  issue  of each series of shares of Preferred  Stock.   Each series

of shares of Preferred Stock:

(a)

may have such voting powers, full or limited or may be without  voting powers;

(b)

may be subject to redemption at such time or times and at such prices as determined by the Board of Directors;

(c)

may be entitled to receive dividends (which may be cumulative or non-cumulative)

at such rate or rates, on such conditions and at such times, and payable in preference to,  or  in  such  relation  to,  the  dividends  payable  on  any  other  class  or  classes  or series of stock;

(d)

may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation;

(e)

may  be  made  convertible  into,  or  exchangeable  for,  shares  of  any  other  class  or classes  or  of any  other  series  of the  same  or  any other  class  or  classes  of stock  of the  Corporation or such other  corporation or other entity at  such price  or  prices or at  such rates of exchange and with such adjustments;

(f)

may  be  entitled  for  the  benefit  of  a  sinking  fund  to  be  applied  to  the  purchase  or redemption of shares of such series in such amount or amounts;

(g)

may  be  entitled  to  the  benefit  of  conditions  and  restrictions  upon  the  creation  of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares  (including  additional  shares  of such  series  or of any  other  series)  and  upon the payment of dividends or the making of other distributions on, and the purchase,

redemption  or  other  acquisition  by  the  Corporation  or  any  subsidiary  of,  any outstanding shares of the Corporation; and

(h)

may   have   such   other   relative,   participating,   optional  or   other   special   rights,

qualifications,  limitations  or  restrictions  thereof,  in  each  case  as  shall  be  stated  in said  resolution  or  resolutions  providing  for  the  issue  of  such  shares  of  Preferred

Stock.    Shares  of  Preferred  Stock  of  any  series  that  have  been redeemed  or repurchased  by  the  Corporation  (whether  through  the  operation  of  a  sinking  fund or  otherwise)  or  that,  if  convertible  or  exchangeable,  have  been  converted  or exchanged  in  accordance  with  their  terms,  shall  be  retired  and  have  the  status  of authorized  and  uninsured  shares of Preferred  Stock  of the  same  series and  may  be reissued  as  a  part  of  the  series  of  which  they  were  originally  a  part  or  may,  upon the  filing  of  an  appropriate  certificate  with  the  Secretary  of  State  of  the  State  of

Nevada, be reissued as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of shares of Preferred Stock.

ARTICLE 7.  NO FURTHER ASSESSMENTS

7.1.      The  capital  stock,  after  the  amount  of  the  subscription  price  determine  by  the  Board  of

Directors  and  paid  in  money,  property,  or  services,  as  the  Board  of  Directors  shall determine,  shall  be  subject  to  no  further  assessment  to  pay  the  debts  of  the  Corporation,

and no stock issued as fully paid up shall ever be assessable or assessed, and these Articles of Incorporation shall not and cannot be amended, regardless of the vote therefore, so as to amend,  modify or rescind this Article 7.

ARTICLE 8.  NO PREEMPTIVE RIGHTS

8.1.      Except as otherwise set  forth herein, none of the shares of the Corporation shall carry with them any preemptive  right  to  acquire  additional or other  shares of the  Corporation and  no holder of any stock of the Corporation shall be entitled, as of right, to purchase or subscribe for any part of any unissued shares of stock of the Corporation or for any additional shares of stock, of any class or series, which may at  any time be  issued, whether now or hereafter authorized,  or  for  any rights options, or warrants to  purchase or receive  shares of stock or for any bonds, certificates of indebtedness, debentures, or other securities.

ARTICLE 9.  NO CUMULATIVE VOTING

9.1.      There shall be  no  cumulative  voting of shares.

ARTICLE 10.      ELECTION NOT TO BE GOVERNED

BY PROVISIONS OF NRS 78.411 TO 78.444

10.1.    The  Corporation,  pursuant  to  NRS  78.434,  hereby  elects  not  to  be  governed  by  the provisions of NRS 78.411 to 78.444, inclusive.

ARTICLE 11.      INDEMNIFICATION OF OFFICERS AND DIRECTORS

11.1.    The  Corporation  shall  indemnify  its  directors, officers,  employees,  fiduciaries  and  agents to the  fullest  extend permitted under the Nevada Revised Statutes.

11.2.    Every person who  was or is a party or is threatened to be  made a party to or is involved  in any action, suit  or proceedings, whether civil, criminal, administrative or investigative, by reason  of  the  fact  that  he  or  a  person  for  whom  he  is  the  legal  representative  is  or  was  a director officer  of the  corporation or is or was serving  at the request of the  Corporation as a  director  or  officer  of  another  corporation,  or  as  its  representative  in  a  partnership,  joint venture,  trust  or  other  enterprise,  shall  be  indemnified  and  held  harmless  to  the  fullest extent  legally permissible  under  the  law  of the  State of Nevada  from time  to  time  against all  expenses,  liability  and  loss  (including  attorney’s  fees,  ju dgements,  fines  and  amounts paid  or  to  be  paid  in  settlement)  reasonably  incurred  or  suffered  by  him  in  connection

therewith.   Such right  of indemnification shall  be  a  contract  right  that  may  be  enforced  in

any  manner  desired  by  such  person.   Such  right  of  indemnification  shall  not  be  exclusive of any  other  right  which  such  directors,  officers  or  representatives  may  have  or  hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective  rights  of  indemnification  under  any  By-Law,  agreement  vote  of  stockholders,

provision of law or otherwise, as well as their rights under this Article.

11.3.    Without  limiting  the  application  of  the  foregoing,  the  Board  of  Directors  may  adopt  By-

Laws  from time  to  time  with  respect  to  indemnification  to  provide  at  all times  the  fullest

indemnifications   permitted   by  the   laws   of  the  State  of  Nevada   and   may  cause   the

Corporation  to  purchase  and  maintain  insurance  on  behalf of any  person  who  is  or  was  a director  or  officer  of the  Corporation  as  a  director or officer  of another  corporation,  or  as its  representative  in  a  partnership,  joint  venture,  trust  or  other  enterprise  against  any liability  asserted  against  such  person  and  incurred  in  any  such  capacity  or  arising  out  of such  status,  whether  or  not  the  Corporation  would  have  the  power  to  indemnify  such person.

11.4.    The  private  property of the  stockholders,  directors and  officers  shall  not  be  subject  to  the payment  of corporate debt to any extent  whatsoever.

11.5.    No  director,  officer  or  shareholder  shall  have  any  personal  liability  to  the  Corporation  or its  stockholders  for  damages  for  breech  of  fiduciary  duty  as  a  director  or  officer,  except that  this  provision  does  not  eliminate  nor  limit  in  any  way  the  liability  of  a  director  or officer for:

(a)

acts or omissions which involve intentional misconduct, fraud or knowing violation of law;

(b)

the payment of dividends in violation of Nevada Revised Statutes 78.300.

IN WITNESS WHEREOF, we have hereunto set our hands this 24th day of December 2018, hereby declaring and certifying that the  facts stated hereinabove are  true.

/s/ Paul R. Arena

By:    Paul R. Arena

Its:    Chief Executive Officer and President